Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter and Full-Year Financial Results
Record Q4 and 2018 revenue, earnings per share and ending backlog

•	Revenue of $2.3 billion, up 15 percent from Q4 in the prior year; up 15 percent for full year

•	Backlog of $10.6 billion, up $988 million or 10 percent from a year ago

•	Operating cash flow of $812 million, up $51 million from Q4 in the prior year

•	GAAP earnings (loss) per share (EPS) of $2.44, up from ($3.56); $5.62 for full year, up from ($0.95)

•	Non-GAAP EPS* of $2.63, up 25 percent; $7.15 for full year, up 31 percent

CHICAGO – Feb. 7, 2019 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the fourth quarter and full-year 2018. Click here for a printable news release and financial tables.

“From strong organic revenue growth and cash generation to record EPS and backlog, we delivered an outstanding 2018, capped by an excellent fourth quarter,” said Greg Brown, chairman and CEO, Motorola Solutions.

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Fourth Quarter			Full Year
	Q4 2018	Q4 2017	% Change	2018	2017	% Change
Sales	$2,254	$1,957	15%	$7,343	$6,380	15%
GAAP
Operating Earnings	$516	$503	3%	$1,255	$1,284	(2)%
% of Sales	22.9%	25.7%		17.1%	20.1%
EPS	$2.44	($3.56)	N/M**	$5.62	($0.95)	N/M
Non-GAAP
Operating Earnings	$650	$566	15%	$1,740	$1,506	16%
% of Sales	28.8%	28.9%		23.7%	23.6%
EPS	$2.63	$2.10	25%	$7.15	$5.46	31%
Products and Systems Integration Segment
Sales	$1,670	$1,437	16%	$5,100	$4,513	13%
GAAP Operating Earnings	$405	$416	(3)%	$854	$969	(12)%
% of Sales	24.3%	28.9%		16.7%	21.5%
Non-GAAP Operating Earnings	$483	$435	11%	$1,109	$1,026	8%
% of Sales	28.9%	30.3%		21.7%	22.7%
Services and Software Segment
Sales	$584	$520	12%	$2,243	$1,867	20%
GAAP Operating Earnings	$111	$87	28%	$401	$315	27%
% of Sales	19.0%	16.7%		17.9%	16.9%
Non-GAAP Operating Earnings	$167	$131	27%	$631	$480	31%
% of Sales	28.6%	25.2%		28.1%	25.7%

*Q4 Non-GAAP EPS financial information excludes the after-tax impact of approximately $0.19 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.
** N/M = Percent change is not meaningful due to the prior year net loss related to tax reform

OTHER SELECT FOURTH-QUARTER FINANCIAL RESULTS

•
Revenue - Fourth-quarter sales were $2.3 billion, up $297 million, or 15 percent from the year-ago quarter, driven by growth in the Americas and EMEA. Approximately $159 million was related to acquisitions, and $25 million was related to the adoption of ASC 606. The Products and Systems Integration segment grew 16 percent driven by the Americas and EMEA. The Services and Software segment grew 12 percent with growth in all regions.

•
Operating margin - GAAP operating margin was 22.9 percent of sales, compared with 25.7 percent in the year-ago quarter. The decline was primarily due to costs related to the closure of certain supply chain operations in Europe and acquisition-related operating expenses. Non-GAAP operating margin was 28.8 percent of sales, compared with 28.9 percent in the year-ago quarter. Higher gross margins were offset by higher operating expenses related to acquisitions.

•
Taxes - The GAAP effective tax rate was 8.8 percent, compared with 223.4 percent in the year-ago quarter. The non-GAAP effective tax rate was 23.5 percent compared with 32.8 percent in the year-ago quarter. Both tax rates for the fourth quarter of 2018 were favorably affected by the ongoing rate reduction and by other provisional adjustments as a result of the U.S. Tax Cuts and Jobs Act of 2017.

•
Cash flow - Operating cash flow was $812 million, compared with $761 million of operating cash generated in the year-ago quarter driven primarily by higher earnings. Free cash flow was $743 million, compared with $740 million in the year-ago quarter on higher earnings partially offset by higher capital expenditures related primarily to the Airwave extension.

•	Capital allocation - The company paid $85 million in cash dividends, repurchased $66 million of common stock and repaid the remaining $100 million on the revolving credit facility.

•
Backlog - The company ended the quarter with backlog of $10.6 billion, up $988 million from the year-ago quarter inclusive of a $205 million unfavorable currency change. Services and Software backlog was up 18 percent or $1.1 billion primarily due to growth in the Americas and the Airwave contract extension through the end of 2022. Products and Systems Integration backlog was down $116 million primarily on two large system deployments in the Middle East and Africa. Products and System Integration backlog grew in the Americas and AP.

OTHER SELECT FULL-YEAR FINANCIAL RESULTS

•
Revenue - Full-year sales were $7.3 billion, up $963 million, or 15 percent driven by growth in the Americas and EMEA. Approximately $507 million of revenue growth was related to acquisitions, and $83 million was related to the adoption of ASC 606. The Products and Systems Integration segment grew 13 percent driven by the Americas and EMEA. The Services and Software segment grew 20 percent with growth in all regions.

•
Operating margin - GAAP operating margin was 17.1 percent of sales, compared with 20.1 percent in the prior year driven primarily by costs related to the closure of certain supply chain operations in Europe, an increase to an existing environmental reserve related to a legacy business and higher expenses related to acquisitions. Non-GAAP operating margin was 23.7 percent of sales, compared with 23.6 percent in the prior year due to higher revenue and gross margin partially offset by higher operating expenses related to acquisitions.

•
Taxes - The GAAP effective tax rate was 12.0 percent, compared with 114.1 percent in 2017. The Non-GAAP effective tax rate was 21.7 percent compared with 31.0 percent in the previous year.  Both the tax rates for the full year 2018 were favorably affected primarily by the ongoing rate reduction and by other provisional adjustments as a result of the U.S. Tax Cuts and Jobs Act of 2017.

•
Cash flow - Operating cash flow was $1.1 billion, compared with $1.3 billion in the prior year. Excluding the voluntary $500 million debt funded U.S. pension contribution in Q1, operating cash flow was $1.575 billion. Free cash flow was $878 million, compared with $1.1 billion in the prior year. Excluding the U.S. pension contribution in Q1, free cash flow was $1.4 billion. The higher cash flow, excluding the U.S. pension contribution, was driven primarily by higher earnings.

•
Capital allocation - The company repurchased $132 million of its common stock, paid $337 million in cash dividends and invested $1.2 billion in acquisitions. From a financing perspective, the company issued $500 million in senior unsecured debt to make a $500 million voluntary contribution to the U.S. pension plan in Q1. Additionally, the company entered into a $400 million term loan and borrowed $400 million under the revolving credit facility to complete the Avigilon acquisition in Q1. The revolving credit facility was paid off throughout the year. The company also repurchased 20 percent of the Silver Lake convertible notes for $369 million in Q3, of which $200 million of principal was repaid with new senior unsecured debt in Q4.

KEY HIGHLIGHTS
Services and Software wins

•	$1.1 billion contract extension through 2022 for the Airwave network in the U.K.

•	$71 million services award from Maricopa County, Arizona

•	$26 million Next Gen 911 Core Services contract in North America

•	$16 million services award in Australia

Products and Systems Integration wins

•	$47 million P25 order with Snohomish County, Washington

•	$24 million P25 order with Ingham County, Michigan

•	$16 million P25 order with Riverside County, California

BUSINESS OUTLOOK

•
First-quarter 2019 - Motorola Solutions expects revenue growth of approximately 11 percent compared with the first quarter of 2018. The company expects non-GAAP earnings in the range of $1.11 to $1.16 per share. This assumes current foreign exchange rates, approximately 174 million fully diluted shares and a 25 percent effective tax rate.

•
Full-year 2019 - The company expects revenue growth of approximately 6 to 7 percent and non-GAAP earnings per share in the range of $7.55 to $7.70. This assumes current foreign exchange rates, approximately 175 million fully diluted shares and a 25 percent effective tax rate.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Standard Time (5 p.m. U.S. Eastern Standard Time) on Thursday, Feb 7. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2018	2017	2018	2017
Net sales	$2,254	$1,957	$7,343	$6,380
Gross margin	$1,088	$970	$3,480	$3,024
Operating earnings	$516	$503	$1,255	$1,284
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings (loss)	423	(575)	966	(155)
Diluted EPS	$2.44	($3.56)	$5.62	($0.95)
Weighted average diluted common shares outstanding	173.4	161.7	172.0	162.9

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the fourth quarter of 2018.

(per diluted common share)	Q4 2018

GAAP Earnings	$2.44
Highlighted Items:
Share-based compensation expense	0.09
Reorganization of business charges	0.25
Intangibles amortization expense	0.22
Asset impairment	0.01
Acquisition-related transaction fees	0.03
Fair value adjustments to equity investments	(0.02)
Investment impairments	0.02
FIN 48 reserve, valuation allowance, and other	(0.03)
Adjustments to the provisional tax expense as a result of the tax reform	(0.38)
Non-GAAP Diluted EPS	$2.63

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period-to-period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, asset impairments, reorganization of business charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Adjusted operating cash flow: Adjusted operating cash flow information reflects operating cash flow under GAAP excluding a $500 million voluntary, debt-funded U.S. pension contribution in the first quarter 2018. The Company has excluded the impact of this contribution because the company believes that this item does not reflect expected future operating cash flows and does not contribute to a meaningful evaluation of the company's current operating cash flow performance or comparisons to the company's past operating cash flow performance.

Free cash flow: Free cash flow represents operating cash flow less capital expenditures. We believe that free cash flow is also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies

Organic Revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters and excluding the effects of ASC 606.  The Company believes non-GAAP organic revenue growth provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2019. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 20 in Item 1A of Motorola Solutions’ 2017 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications. Our technology platforms in communications, software, video and services make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com

MEDIA CONTACT
Kate Dyer
Motorola Solutions
+224-374-3124
Kate.Dyer@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2019 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	December 31, 2018	December 31, 2017
Net sales from products	$1,470	$1,233
Net sales from services	784	724
Net sales	2,254	1,957
Costs of products sales	652	519
Costs of services sales	514	468
Costs of sales	1,166	987
Gross margin	1,088	970
Selling, general and administrative expenses	337	267
Research and development expenditures	165	154
Other charges	22	7
Intangibles amortization	48	39
Operating earnings	516	503
Other income (expense):
Interest expense, net	(59)	(47)
Other	7	9
Total other expense	(52)	(38)
Net earnings before income taxes	464	465
Income tax expense	40	1,039
Net earnings (loss)	424	(574)
Less: Earnings attributable to noncontrolling interests	1	1
Net earnings (loss) attributable to Motorola Solutions, Inc.	$423	$(575)

Earnings (loss) per common share:
Basic:	$2.58	$(3.56)
Diluted:	$2.44	$(3.56)
Weighted average common shares outstanding:
Basic	163.5	161.7
Diluted	173.4	161.7

	Percentage of Net Sales*
Net sales from products	65.2%	63.0%
Net sales from services	34.8%	37.0%
Net sales	100.0%	100.0%
Costs of products sales	44.4%	42.1%
Costs of services sales	65.6%	64.6%
Costs of sales	51.7%	50.4%
Gross margin	48.3%	49.6%
Selling, general and administrative expenses	15.0%	13.6%
Research and development expenditures	7.3%	7.9%
Other charges	1.0%	0.4%
Intangibles amortization	2.1%	2.0%
Operating earnings	22.9%	25.7%
Other income (expense):
Interest expense, net	(2.6)%	(2.4)%
Other	0.3%	0.5%
Total other expense	(2.3)%	(1.9)%
Net earnings before income taxes	20.6%	23.8%
Income tax expense	1.8%	53.1%
Net earnings (loss)	18.8%	(29.3)%
Less: Earnings attributable to noncontrolling interests	—%	0.1%
Net earnings (loss) attributable to Motorola Solutions, Inc.	18.8%	(29.4)%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Operations
(In millions, except per share amounts)

	Years Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Net sales from products	$4,463	$3,772	$3,649
Net sales from services	2,880	2,608	2,389
Net sales	7,343	6,380	6,038
Costs of products sales	2,035	1,686	1,649
Costs of services sales	1,828	1,670	1,520
Costs of sales	3,863	3,356	3,169
Gross margin	3,480	3,024	2,869
Selling, general and administrative expenses	1,254	1,025	1,044
Research and development expenditures	637	568	553
Other charges (income)	146	(4)	111
Intangibles amortization	188	151	113
Operating earnings	1,255	1,284	1,048
Other income (expense):
Interest expense, net	(222)	(201)	(205)
Gains (losses) on sales of investments and businesses, net	16	3	(6)
Other	53	(10)	7
Total other expense	(153)	(208)	(204)
Net earnings before income taxes	1,102	1,076	844
Income tax expense	133	1,227	282
Net earnings (loss)	969	(151)	562
Less: Earnings attributable to noncontrolling interests	3	4	2
Net earnings (loss) attributable to Motorola Solutions, Inc.	$966	$(155)	$560

Earnings (loss) per common share:
Basic:	$5.95	$(0.95)	$3.30
Diluted:	$5.62	$(0.95)	$3.24
Weighted average common shares outstanding:
Basic	162.4	162.9	169.6
Diluted	172.0	162.9	173.1

	Percentage of Net Sales*
Net sales from products	60.8%	59.1%	60.4%
Net sales from services	39.2%	40.9%	39.6%
Net sales	100.0%	100.0%	100.0%
Costs of products sales	45.6%	44.7%	45.2%
Costs of services sales	63.5%	64.0%	63.6%
Costs of sales	52.6%	52.6%	52.5%
Gross margin	47.4%	47.4%	47.5%
Selling, general and administrative expenses	17.1%	16.1%	17.3%
Research and development expenditures	8.7%	8.9%	9.2%
Other charges	2.0%	(0.1)%	1.8%
Intangibles amortization	2.6%	2.4%	1.9%
Operating earnings	17.1%	20.1%	17.4%
Other income (expense):
Interest expense, net	(3.0)%	(3.2)%	(3.4)%
Gains (losses) on sales of investments and businesses, net	0.2%	—%	(0.1)%
Other	0.7%	(0.2)%	0.1%
Total other expense	(2.1)%	(3.3)%	(3.4)%
Net earnings before income taxes	15.0%	16.9%	14.0%
Income tax expense	1.8%	19.2%	4.7%
Net earnings (loss)	13.2%	(2.4)%	9.3%
Less: Earnings attributable to noncontrolling interests	—%	0.1%	—%
Net earnings (loss) attributable to Motorola Solutions, Inc.	13.2%	(2.4)%	9.3%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$1,246	$1,205
Restricted cash	11	63
Total cash and cash equivalents	1,257	1,268
Accounts receivable, net	1,293	1,523
Contract assets	1,012	—
Inventories, net	356	327
Other current assets	354	832
Total current assets	4,272	3,950

Property, plant and equipment, net	895	856
Investments	169	247
Deferred income taxes	985	1,023
Goodwill	1,514	938
Intangible assets	1,230	861
Other assets	344	333
Total assets	$9,409	$8,208

Liabilities and Stockholders' Equity
Current portion of long-term debt	$31	$52
Accounts payable	592	593
Contract liabilities	1,263	—
Accrued liabilities	1,210	2,286
Total current liabilities	3,096	2,931

Long-term debt	5,289	4,419
Other liabilities	2,300	2,585

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,293)	(1,742)

Noncontrolling interests	17	15

Total liabilities and stockholders’ equity	$9,409	$8,208

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	December 31, 2018	December 31, 2017
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$423	$(575)
Earnings attributable to noncontrolling interests	1	1
Net earnings (loss)	424	(574)
Adjustments to reconcile Net earnings (loss) to Net cash provided by operating activities:
Depreciation and amortization	93	89
Non-cash other charges	—	3
Non-U.S. pension settlement loss	—	2
Share-based compensation expense	20	17
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(124)	(141)
Inventories	10	37
Other current assets and contract assets	(114)	42
Accounts payable, accrued liabilities, and contract liabilities	441	338
Other assets and liabilities	72	(54)
Deferred income taxes	(10)	1,002
Net cash provided by operating activities	812	761
Investing
Acquisitions and investments, net	(6)	(21)
Proceeds from sales of investments	5	9
Capital expenditures	(69)	(21)
Net cash used for investing activities	(70)	(33)
Financing
Repayment of debt	(311)	(7)
Net proceeds from issuance of debt	195	3
Issuance of common stock	29	21
Purchase of common stock	(66)	(125)
Payment of dividends	(85)	(76)
Deferred acquisition costs	(76)	(2)
Net cash used for financing activities	(314)	(186)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(22)	9
Net increase in cash and cash equivalents	406	551
Cash, cash equivalents, and restricted cash, beginning of period	851	717
Cash, cash equivalents, and restricted cash, end of period	$1,257	$1,268

Financial Ratios:
Free cash flow*	$743	$740

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In millions)

	Years Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Operating
Net earnings (loss) attributable to Motorola Solutions, Inc.	$966	$(155)	$560
Earnings attributable to noncontrolling interests	3	4	2
Net earnings (loss)	969	(151)	562
Adjustments to reconcile Net earnings (loss) to Net cash provided by operating activities:
Depreciation and amortization	360	343	295
Non-cash other charges	56	32	54
Non-U.S. pension settlement loss	—	48	26
Share-based compensation expense	73	66	68
Loss (gains) on sales of investments and businesses, net	(16)	(3)	6
Loss (gain) from the extinguishment of long term debt	(6)	—	2
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	62	(60)	(6)
Inventories	71	(46)	6
Other current assets and contract assets	(251)	(99)	(185)
Accounts payable, accrued liabilities, and contract liabilities	271	160	241
Other assets and liabilities	(523)	(44)	(117)
Deferred income taxes	9	1,100	213
Net cash provided by operating activities	1,075	1,346	1,165
Investing
Acquisitions and investments, net	(1,164)	(404)	(1,474)
Proceeds from sales of investments	95	183	670
Capital expenditures	(197)	(227)	(271)
Proceeds from sales of property, plant and equipment	—	—	73
Net cash used for investing activities	(1,266)	(448)	(1,002)
Financing
Repayment of debt	(723)	(21)	(686)
Net proceeds from issuance of debt	1,490	10	673
Issuance of common stock	168	82	93
Purchase of common stock	(132)	(483)	(842)
Payment of dividends	(337)	(307)	(280)
Payment of dividends to non-controlling interest	(1)	(1)	—
Settlement of conversion premium on convertible debt	(169)	—	—
Deferred acquisition costs	(76)	(2)	—
Net cash provided by (used for) financing activities	220	(722)	(1,042)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(40)	62	(71)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(11)	238	(950)
Cash, cash equivalents, and restricted cash, beginning of period	1,268	1,030	1,980
Cash, cash equivalents, and restricted cash, end of period	$1,257	$1,268	$1,030

Financial Ratios:
Free cash flow*	$878	$1,119	$894

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$1,670	$1,437	16%
Services and Software	584	520	12%
Total Motorola Solutions	$2,254	$1,957	15%

	Years Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$5,100	$4,513	13%
Services and Software	2,243	1,867	20%
Total Motorola Solutions	$7,343	$6,380	15%

Operating Earnings
	Three Months Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$405	$416	(3)%
Services and Software	111	87	28%
Total Motorola Solutions	$516	$503	3%

	Years Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$854	$969	(12)%
Services and Software	401	315	27%
Total Motorola Solutions	$1,255	$1,284	(2)%

Operating Earnings %
	Three Months Ended
	December 31, 2018	December 31, 2017
Products and Systems Integration	24.3%	28.9%
Services and Software	19.0%	16.7%
Total Motorola Solutions	22.9%	25.7%

	Years Ended
	December 31, 2018	December 31, 2017
Products and Systems Integration	16.7%	21.5%
Services and Software	17.9%	16.9%
Total Motorola Solutions	17.1%	20.1%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	13	3	10	0.06
Intangibles amortization expense	Intangibles amortization	41	8	33	0.19
Loss on legal settlements	Other charges	1	—	1	0.01
Loss on derivative instruments related to Avigilon purchase	Other expense	14	4	10	0.06
Release of FIN 48 reserve	Income tax expense	—	1	(1)	(0.01)
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	(11)	(3)	(8)	(0.05)
Acquisition-related transaction fees	Other charges	17	5	12	0.07
Total impact on Net earnings		$92	$22	$70	$0.41

Q2 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	25	6	19	0.10
Intangibles amortization expense	Intangibles amortization	53	12	41	0.23
Avigilon purchase accounting adjustment	Cost of sales	10	3	7	0.04
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	1	—	1	0.01
Loss on foreign currency related to Avigilon purchase	Other expense	1	—	1	0.01
FIN 48 reserve	Income tax expense	—	(1)	1	0.01
State audit settlement	Income tax expense	—	12	(12)	(0.07)
Total impact on Net earnings		$107	$36	$71	$0.41

Q3 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$19	$5	$14	$0.08
Reorganization of business charges	Cost of sales and Other charges	25	6	19	0.11
Intangibles amortization expense	Intangibles amortization	46	10	36	0.21
Avigilon purchase accounting adjustment	Cost of sales	9	2	7	0.04
Gain from the extinguishment of convertible debt	Other income	(6)	—	(6)	(0.03)
Fair value adjustments to equity investments	Other income	(7)	(2)	(5)	(0.03)
Loss on legal settlement	Other charges	2	1	1	0.01
Environmental reserve expense	Other charges	57	14	43	0.25
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	(6)	(1)	(5)	(0.03)
Return-to-provision adjustments as related to federal tax reform	Income tax expense	—	16	(16)	(0.10)
Total impact on Net earnings		$139	$51	$88	$0.51
Q4 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$20	$5	$15	$0.09
Reorganization of business charges	Cost of sales and Other charges	58	13	45	0.25
Intangibles amortization expense	Intangibles amortization	48	10	38	0.22
Asset impairment	Other charges	1	—	1	0.01
Acquisition-related transaction fees	Other charges	7	1	6	0.03
Fair value adjustments to equity investments	Other income	(4)	(1)	(3)	(0.02)
Investment impairments	Investment impairments	5	1	4	0.02
FIN 48 reserve, valuation allowance, and other	Income tax expense	—	6	(6)	(0.03)
Adjustments to the provisional tax expense as a result of the tax reform	Income tax expense	—	65	(65)	(0.38)
Total impact on Net earnings		$135	$100	$35	$0.19

FY 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$73	$18	$55	$0.32
Reorganization of business charges	Cost of sales and Other charges	120	28	92	0.53
Avigilon purchase accounting adjustment	Cost of sales	19	5	14	0.08
Intangibles amortization expense	Intangibles amortization	188	40	148	0.86
Loss on legal settlements	Other charges	3	1	2	0.01
Loss on derivative instruments related to Avigilon purchase	Other expense	14	4	10	0.06
Gain from the extinguishment of convertible debt	Other income	(6)	—	(6)	(0.03)
Sale of investments	(Gain) or Loss on Sales of Investments and Businesses, net	(16)	(4)	(12)	(0.07)
Acquisition-related transaction fees	Other charges	24	6	18	0.10
Fair value adjustments to equity investments	Other income	(11)	(3)	(8)	(0.05)
Loss on foreign currency related to Avigilon purchase	Other expense	2	—	2	0.01
Asset impairment	Other charges	1	—	1	0.01
Investment impairments	Investment impairments	5	1	4	0.02
Environmental reserve expense	Other charges	57	14	43	0.25
FIN 48 reserve, valuation allowance, and other	Income tax expense	—	18	(18)	(0.10)
Adjustments to the provisional tax expense as a result of the tax reform	Income tax expense	—	81	(81)	(0.47)
Total impact on Net earnings		$473	$209	$264	$1.53

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$1,670	$1,437	16%
Services and Software	584	520	12%
Total Motorola Solutions	$2,254	$1,957	15%

	Years Ended

	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$5,100	$4,513	13%
Services and Software	2,243	1,867	20%
Total Motorola Solutions	$7,343	$6,380	15%

Non-GAAP Operating Earnings
	Three Months Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$483	$435	11%
Services and Software	167	131	27%
Total Motorola Solutions	$650	$566	15%

	Years Ended
	December 31, 2018	December 31, 2017	% Change
Products and Systems Integration	$1,109	$1,026	8%
Services and Software	631	480	31%
Total Motorola Solutions	$1,740	$1,506	16%

Non-GAAP Operating Earnings %
	Three Months Ended
	December 31, 2018	December 31, 2017
Products and Systems Integration	28.9%	30.3%
Services and Software	28.6%	25.2%
Total Motorola Solutions	28.8%	28.9%

	Years Ended
	December 31, 2018	December 31, 2017
Products and Systems Integration	21.7%	22.7%
Services and Software	28.1%	25.7%
Total Motorola Solutions	23.7%	23.6%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,468	$952	$516
Operating earnings ("OE")	$171	$90	$81

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	13	9	4
Intangibles amortization expense	41	1	40
Acquisition-related transaction fees	17	12	5
Loss on legal settlements	1	1	—
Total above-OE non-GAAP adjustments	89	35	54
Operating earnings after non-GAAP adjustments	$260	$125	$135

Operating earnings as a percentage of net sales - GAAP	11.6%	9.5%	15.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.7%	13.1%	26.2%

Q2 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,760	$1,189	$571
Operating earnings ("OE")	$273	$175	$98

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	25	19	6
Intangibles amortization expense	53	10	43
Avigilon purchase accounting adjustment	10	10	—
Total above-OE non-GAAP adjustments	105	51	54
Operating earnings after non-GAAP adjustments	$378	$226	$152

Operating earnings as a percentage of net sales - GAAP	15.5%	14.7%	17.2%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.5%	19.0%	26.6%

Q3 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,862	$1,288	$574
Operating earnings ("OE")	$294	$183	$111

Above-OE non-GAAP adjustments:
Share-based compensation expense	19	13	6
Reorganization of business charges	25	19	6
Intangibles amortization expense	46	11	35
Avigilon purchase accounting adjustment	9	9	—
Loss on legal settlement	2	1	1
Environmental reserve expense	57	40	17
Total above-OE non-GAAP adjustments	158	93	65
Operating earnings after non-GAAP adjustments	$452	$276	$176

Operating earnings as a percentage of net sales - GAAP	15.8%	14.2%	19.3%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.3%	21.4%	30.7%

Q4 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$2,254	$1,670	$584
Operating earnings ("OE")	$516	$405	$111

Above-OE non-GAAP adjustments:
Share-based compensation expense	20	14	6
Reorganization of business charges	58	53	5
Intangibles amortization expense	48	11	37
Asset impairment	1	—	1
Acquisition-related transaction fees	7	—	7
Total above-OE non-GAAP adjustments	134	78	56
Operating earnings after non-GAAP adjustments	$650	$483	$167

Operating earnings as a percentage of net sales - GAAP	22.9%	24.3%	19.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	28.8%	28.9%	28.6%

FY 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$7,343	$5,100	$2,243
Operating earnings ("OE")	$1,255	$854	$401

Above-OE non-GAAP adjustments:
Share-based compensation expense	73	50	23
Reorganization of business charges	120	101	19
Intangibles amortization expense	188	31	157
Environmental reserve expense	57	40	17
Acquisition-related transaction fees	24	12	12
Asset impairment	1	—	1
Avigilon purchase accounting adjustment	19	19	—
Loss on legal settlements	3	2	1
Total above-OE non-GAAP adjustments	485	255	230
Operating earnings after non-GAAP adjustments	$1,740	$1,109	$631

Operating earnings as a percentage of net sales - GAAP	17.1%	16.7%	17.9%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.7%	21.7%	28.1%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	December 31, 2018	December 31, 2017	% Change
Net sales	$2,254	$1,957	15%
Non-GAAP adjustments:
Acquisitions	(159)	—
ASC 606 impact	(25)	—
Organic revenue	$2,070	$1,957	6%

Total Motorola Solutions
	Years Ended
	December 31, 2018	December 31, 2017	% Change
Net sales	$7,343	$6,380	15%
Non-GAAP adjustments:
Acquisitions	(516)	(9)
ASC 606 impact	(83)	—
Organic revenue	$6,744	$6,371	6%

Non-GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjusted Operating Cash Flow

Year Ended December 31, 2018
Net cash provided by operating activities	$1,075
Voluntary, debt-funded U.S. pension contribution	500
Adjusted Operating cash flow	$1,575